BILL OF SALE
(Towers and Improvements to EMEGC)

THIS BILL OF SALE is executed this 14th day of April, 2005, by ALLIANCE TOWERS, INC. ("Assignor"), a Florida corporation, to E.M. ENTERPRISES GENERAL CONTRACTORS, INC. ("Assignee"), a Florida corporation.

WITNESSETH:

Reference is made to the telecommunications towers and related items described on the attached Exhibit A (the "Towers"), and to all improvements, additions, furniture, fixtures and equipment related thereto and located on the sites of the Towers (collectively, the "Tower Assets"). Assignor, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign and deliver to Assignee the entire right, title and interest of Assignor in, to and under the Tower Assets, free and clear of any and all liabilities (fixed or contingent), obligations, mortgages, liens, security interests, encumbrances, pledges, leases, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or encumbrances of any kind whatsoever.

TO HAVE AND TO HOLD unto Assignee, its legal representatives, successors and assigns forever; and Assignor does covenant to and with the Assignee, its legal representatives, successors and assigns, as follows:

FIRST. That Assignor is the lawful owner of the Tower Assets and has good right to convey the same free and clear of all liens and encumbrances whatsoever.

SECOND. That Assignee shall quietly possess and enjoy the Tower Assets without hindrance, obstruction or interference of any kind by any persons whomsoever.

THIRD. That Assignor shall execute or procure any further necessary assurances of the title to the Tower Assets.

IN WITNESS WHEREOF, Assignor has duly executed this Bill of Sale.

ALLIANCE TOWERS, INC.

By: ______________________
Name: ROBERT SANDBURG
Title: PRESIDENT

Exhibit A
to
Bill of Sale

Description/Locations of Towers

NAME	ADDRESS
Norman	5071 US Hwy 319 N Norman Park, GA 31771
Ousley	13103 Valdosta Hwy Morven, GA 31638
Pineboro	893 Pineboro Rd Moltrie, GA 31788
Green's Cut	224 Kennedy Dr Waynesboro, GA 30830
Gresston	400 Wilson Woodard Rd Eastman, GA 31023
Milan	3739 Milan-Eastman Rd Milan, GA 31060
Empire	126 Pearl St Eastman, GA 31023
Georgetown	645 Grate Ave Pawley's Island, SC
Wilson	14707 US Hwy 280 Abbeville, GA 31001
Sasser	190 Georgia Ave, Sasser, GA 31742
New Red Hill Church	45 Bethel Church Rd McRae, GA 31055
Mill Creek	US 280/CR176 Alamo, GA 30411